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    PRICING SUPPLEMENT NO. 10                TO PROSPECTUS DATED July 30, 1996
    CUSIP #44922L2Q8                                RULE NO. 424 (b) (2)
                                                     REGISTRATION NO. 333-
                        (AS SUPPLEMENTED August 8, 1996)


                             IBM CREDIT CORPORATION


                                MEDIUM-TERM NOTE



               (DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE)



                                (FIXED RATE NOTE)


    Principal Amount: $100,000,000.00                                 Designation      : N9601020

    Issue Price (as a % of Principal Amount): 99.990%                 Orig. Issue Date : 10/07/96

    Record Dates: 09/19                                               Maturity Date    : 10/07/97

    Interest Payment Dates: 10/07                                     Initial Int. Rate:  5.80000% per yr.


    Redemption:


    Check opposite applicable paragraph.



    XXX
    -----  The Notes cannot be redeemed prior to maturity.


    -----  The Notes may be redeemed prior to maturity.



    Initial Redemption Date: N/A

         The Optional Redemption Price shall initially be N/A of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Dates by N/A of the principal amount to be redeemed until the Optional redemption Price is 100% of such principal amount.

    DATED 10/03/96